UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TWO HARBORS INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0312904
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 Carlson Parkway, Suite 330 Minnetonka, MN	55305
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	NYSE AMEX LLC

Warrants to purchase Common Stock	NYSE AMEX LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-160199

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock and warrants of Two Harbors Investment Corp. (the “Company”). The description of the common stock and warrants contained under the headings “Description of Securities” and “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws” in the registration statement on Form S-4 originally filed with the Securities and Exchange Commission on June 24, 2009 (Registration No. 333-160199), as thereafter amended and supplemented (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed after the effective date of the Registration Statement are hereby also incorporated by reference herein.

ITEM 2	EXHIBITS.

See the Exhibit Index.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TWO HARBORS INVESTMENT CORP.

Date:	October 26, 2009	By:	/S/ THOMAS SIERING
Thomas Siering
President

EXHIBIT INDEX

3.3	Articles of Amendment and Restatement of Two Harbors Investment Corp.(1)

3.3	Bylaws of Two Harbors Investment Corp.(2)

4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp.(3)

4.2	Specimen Common Stock Certificate of Two Harbors Investment Corp.(4)

4.3	Specimen Warrant Certificate of Two Harbors Investment Corp.(5)

4.4	Form of Supplement and Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. and Two Harbors Investment Corp.(6)

(1)	Incorporated by reference to Annex B filed with Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on October 8, 2009 (“Amendment No. 4”).
(2)	Incorporated by reference to Annex C filed with Amendment No. 4.
(3)	Incorporated by reference to Exhibit 4.4 filed with Pre-Effective Amendment No. 2 to Capitol Acquisition Corp.’s Registration Statement (File No. 333-144834), which was filed with the Securities and Exchange Commission on October 18, 2007.
(4)	Incorporated by reference to Exhibit 4.2 filed with Amendment No. 4.
(5)	Incorporated by reference to Exhibit 4.3 filed with Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-160199), which was filed with the Securities and Exchange Commission on August 5, 2009.
(6)	Incorporated by reference to Annex G filed with Amendment No. 4.

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